EXHIBIT 99.1

May 30, 2006

Members of the Compensation Committee

Edge Petroleum Corporation

1301 Travis, Suite 2000

Houston, Texas 77002

To Members of the Compensation Committee of Edge Petroleum Corporation:

As you are aware, Edge Petroleum Corporation (the “Company”) has recommended to its stockholders the approval of an amendment (the “Amendment”) to its Incentive Plan (the “Plan”) as presented in the Company’s Proxy Statement for its 2006 Annual Meeting of Stockholders. Subsequent to the Company’s distribution of the Proxy Statement, the Company has received feedback from a shareholder rights group regarding the Plan. As a result, management will recommend to the Compensation Committee that the Plan be amended to explicitly state that any repricing of stock options granted by the Company under the Plan will require stockholder approval.

I expect that management will discuss this recommendation with the Board of Directors and the Compensation Committee following the Company’s 2006 annual meeting of stockholders.

Regards,

/s/ John W. Elias

John W. Elias,
Chairman of the Board, President
and Chief Executive Officer